                                                                     Exhibit 1.1

                      America Online Latin America, Inc.

                                    Shares /1/
                             Class A Common Stock
                               ($.01 par value)

                            Underwriting Agreement


                                                              New York, New York
                                                                          , 2000

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
Cazenove & Co.
Prudential Securities Incorporated
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

          America Online Latin America, Inc., a corporation organized under the laws of Delaware (the "Company"), proposes to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the
"Representatives") are acting as representatives,                      shares of
Class A Common Stock, $.01 par value (the "Common Stock") of the Company (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the
Underwriters an option to purchase up to                      additional shares
of Common Stock to cover over-allotments (the "Option Securities;" the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 17 hereof. America Online,

____________________

     /1/ Plus an option to purchase from the Company, up to   additional
Securities to cover over-allotments.

Inc. and Riverview Media Corp., a company within the Cisneros Group of Companies (America Online, Inc. and the Cisneros Group of Companies, each a "Principal Stockholder") are parties to this Agreement for purposes of Sections 1.B., 6, 8(c), and 10 through 15.

          As part of the offering contemplated by this Agreement, Donaldson, Lufkin & Jenrette Securities Corporation has agreed to reserve out of the Securities set forth opposite its name on Schedule I to this Agreement, up to 1,250,000 shares, for sale to parties associated with the Company and the Principal Stockholders (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Donaldson, Lufkin & Jenrette Securities Corporation pursuant to the Directed Share Program (the "Directed Shares") will be sold by Donaldson, Lufkin & Jenrette Securities Corporation pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Donaldson, Lufkin & Jenrette Securities Corporation as set forth in the Prospectus.

          1.  Representations and Warranties.
              -------------------------------

     1.A. The Company represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1A.

          (a) The Company has prepared and filed with the Commission a registration statement (file number 333-95051) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the Prospectus. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with
     Rule 424(b) and
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                                                                               3

     on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "Settlement Date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided,
                                                               --------
     however, that the Company makes no representations or warranties as to the
     -------
     information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) Each of the Company and its subsidiaries (i) has been duly incorporated or formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing (or the equivalent of good standing in the applicable jurisdiction), under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, except where the failure to be duly incorporated or formed, validly existing or in good standing, as applicable, would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

          (d)  All of the outstanding shares of capital stock or other applicable ownership interests of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in
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                                                                               4

     the Prospectus, all outstanding shares of capital stock or other applicable ownership interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances, except where the existence of any such security interest, claim, lien or encumbrance, would not individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

          (e) The Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; except as set forth in the Prospectus, the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

          (f) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Business--Legal Proceedings," "Business--Government Regulation and Legal Uncertainties," "Related Party Transactions," "Description of Provisions of our Restated Certificate of Incorporation that affect the Scope of our Business," "Description of Capital Stock" and "U.S. Tax Consequences to Non-U.S. Holders" fairly summarize, in all material respects, the matters therein described.

          (g) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as rights to indemnification and contribution hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles or the availability of equitable remedies.

          (h) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.

          (i) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) the registration of the transactions contemplated herein under the Act; (ii) the registration of the Common Stock under the Exchange Act; (iii) the listing of the shares of Common Stock on the Nasdaq National Market; and (iv) such consents, approvals, authorizations, filings or orders as may be required under state securities or the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

          (j) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, with respect to clauses (ii) and (iii) above, for such conflicts, breaches, violations or impositions that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

          (k) Except as disclosed in the Registration Statement, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement, except for such rights as have been duly waived or satisfied.

          (l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Financial Data" in the Prospectus and Registration Statement fairly present in all material respects, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

          (m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (n) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

          (o) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or
     (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii) above, for such violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

          (p) Ernst & Young LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (q) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state or foreign country, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

          (r) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (s) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (t) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (u) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock or other applicable ownership interests, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus.

          (v) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such a license, certificate, permit and other authorization would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (x) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (y) The Company has reasonably concluded that the associated costs and liabilities of compliance with, or the effect of Environmental Laws on, the business, operations and properties of the Company and its subsidiaries would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (z) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations.
     The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

          (aa) Neither the Company, its subsidiaries, affiliates under the control of the Company or any of its subsidiaries nor, to the knowledge of the Company, any person acting on their behalf or for their benefit has engaged, directly or indirectly, in any activities in violation of the Foreign Corrupt Practices Act of 1977, as amended.

          (bb) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Prospectus under the caption "Risk Factors-Risks Related to Legal and Regulatory Matters" and "Business--The AOL License Agreement, Intellectual Property and Proprietary Rights" (a) there are no conflicting rights of third parties to any such Intellectual Property; (b) to the knowledge of the Company, there is no material infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company, any subsidiary of the Company or any Principal Stockholder or affiliate of such Principal Stockholder in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) to the knowledge of the Company, there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any subsidiary of the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company, any subsidiary of the Company or any Principal Stockholder or affiliate of such Principal Stockholder invalid or any U.S. patent application held by the Company, any subsidiary of the Company or any Principal Stockholder or affiliate of such Principal Stockholder unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

          (cc) The statements with respect to the Intellectual Property contained in the Prospectus under the captions "Risk Factors--Risks Related to Legal and Regulatory Matters" and "Business--The AOL License Agreement, Intellectual Property and Proprietary Rights," fairly summarize, in all material respects, the matters described therein.

          (dd) Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holdings Inc.

          (ee) The Company has not offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

     Furthermore, the Company represents and warrants to Donaldson, Lufkin & Jenrette Securities Corporation that (i) each of the Participants in the Directed Share Program reside in one of the countries listed in Schedule II (such countries hereinafter called the "Foreign Jurisdictions"), (ii) the Registration Statement, the Prospectus and any preliminary prospectus comply, and any further amendments or supplements thereto will comply, with any applicable laws or regulations of Foreign Jurisdictions in which the Prospectus or any preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and that (iii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of Foreign Jurisdictions in which the Directed Shares are offered outside the United States.

          Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

     1.B. Each of the Principal Stockholders severally and not jointly represents and warrants to, and agrees with, each Underwriter as set forth in this Section 1B.

          (a) Such Principal Stockholder has no reason to believe that the representations and warranties of the Company contained in Section 1.A. of this Agreement are not true and correct.

          (b) On the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any Settlement Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that such Principal Stockholder
                           --------  -------
     makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The information related to such Principal Stockholder, including information in the Prospectus related to such Principal Stockholder set forth under the captions "Related Party Transactions--The Stockholders' Agreement," "Description of Provisions of our Restated Certificate of Incorporation that Affect the Scope of our Business", and, in the case of America Online, Inc. "Business--Our Competitive Advantage--The AOL Commitment," "Business--The AOL License Agreement, Intellectual Property and Proprietary Rights" and "Related Party Transactions--The AOL Services Agreement," and, in the case of the Cisneros Group of Companies, "Business- -Our Competitive Advantage--the Cisneros Group Commitment," fairly summarize, in all material respects, the matters described therein, and the Prospectus fairly describes in all material respects the relationship between the Company and each such Principal Stockholder.

          2.  Purchase and Sale.  (a) Subject to the terms and conditions and in
              ------------------
reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $ per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the Settlement Date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3.  Delivery and Payment.  Delivery of and payment for the
              ---------------------
Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on
     , 2000, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available funds to the accounts specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in immediately available funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the Settlement Date for the Option

Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4.  Offering by Underwriters.  It is understood that the several
              -------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

          5.  Agreements.  The Company agrees with the several Underwriters
              -----------
that:

          (a) The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in writing. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives
     (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of the last paragraph of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request, provided that the printing and delivery costs for any copies of the Preliminary Prospectus and Prospectus and any supplements thereto requested by the Representative on any date which is nine (9) months after the Closing Date shall be borne by the Underwriters.

          (e) The Company will use its reasonable best efforts to arrange, if necessary, for the qualification of the Securities for sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business or subject itself to taxation in respect thereof, in any jurisdiction, where it is not now so qualified or taxed or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that
                                                        --------  -------
     the Company may (i) (a) grant options to purchase Common Stock and issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time, (b) grant options to purchase Common Stock and issue and sell Common Stock to the Company's directors, employees or consultants outside of such plans, up to an aggregate of 7,925,000 shares (subject to equitable adjustment for stock splits, recapitalization and the like), provided such options are granted with an exercise price equal to the market value of the Common Stock on the date of the grant and (c) issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (ii) the Company may issue its capital stock to a principal or strategic partner pursuant to Section 5.7 of the Stockholders' Agreement among the Company, America Online, Inc. and Riverview Media Corp., dated the date hereof, as described in the Prospectus, and may make public announcements with respect to such transactions; and (iii) the Company may issue and sell Common Stock in connection with (a) any joint venture, strategic alliance or strategic partnership with another corporation or entity, including the issuance of stock to another corporation or entity in exchange for such corporation or entity providing content for display on the Company's interactive Services and (b) any merger with or acquisition of another corporation or entity or any acquisition of the assets or properties of any such corporation or entity, and may make public announcements with respect to such transactions, provided, further, that in the case of transactions under
                   --------  -------
     clauses (ii) and (iii), the recipient of the Common Stock or other capital stock executes an agreement substantially similar in form and substance to the letter attached as Exhibit A hereto.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (h) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) subject to the provision of Section 5(d) hereof, the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (but not including the fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees but not including the fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

          (i) In connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Donaldson, Lufkin and Jenrette Securities Corporation will notify the Company as to which Participants will need to be so restricted. The Company will direct the removal of such transfer restrictions upon the expiration of such period of time.

          (j) The Company will pay all reasonable fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program, up to $100,000 in the aggregate, and all stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program.

          Furthermore, the Company covenants with Donaldson, Lufkin and Jenrette Securities Corporation that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

          6.  Conditions to the Obligations of the Underwriters.  The
              --------------------------------------------------
obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Principal Stockholders contained herein as of the Execution Time, the Closing Date and any Settlement Date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) The Company shall have requested and caused Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives substantially in the form of Exhibit B attached hereto:

          (c) The Company shall have furnished to the Representatives an opinion or opinions from its internal counsel, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of AOL Brasil Ltda., AOL Argentina Ltda. and AOL Mexico S de Rl de CV (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated and is validly existing as a corporation in good standing (or the equivalent of good standing in the applicable jurisdiction) under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification;

               (ii) all the outstanding shares of capital stock or other applicable ownership interests of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock or other applicable ownership interests of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

               (iii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Subsidiaries or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and

               (iv) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of any of the Subsidiaries pursuant to, (i) the charter or by-laws of the Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Subsidiaries are a party or bound or to which their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Subsidiaries or any of their properties.

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Delaware or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

          (d) The Representatives shall have received from Cravath, Swaine & Moore, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, provided, however, that if any such representation or warranty is already qualified by materiality, such representation or warranty as so qualified is true and correct in all respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (f) The Company shall have requested and caused Ernst & Young LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine months ended March 31, 2000 and as at March 31, 2000 in accordance with Statement on Auditing Standards No. 71 and stating in effect that:

               (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine-month period ended March 31, 2000 and as at March 31, 2000; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and special, audit and compensation committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to June 30, 1999, nothing came to their attention which caused them to believe that:

                    (1) any unaudited financial statements included in the
               Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the commission with respect to registration statements on Form S-1; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus;

                    (2) with respect to the period subsequent to March 31, 2000 there were any changes, at a specified date not more than five days prior to the date of the letter, in the long term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the March 31, 2000 consolidated balance sheet included in the Registration Statement and the Prospectus, or for the period from April 1, 2000 to such specified date there was any decrease in revenues or any increase in the total or per share amounts of net loss of the Company and its subsidiaries, as compared with the corresponding period in the preceding six months, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                    (3) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information) and Item 402 (Executive Compensation) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and Prospectus, including the information set forth under the captions

          "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Selected Financial Data," "Prospectus Summary--Summary Financial Data," "Capitalization," "Dilution," "Business" and "Risk Factors" in the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

          Reference to the Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          (i) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

          (j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company, from each Principal Stockholder and from each of Banco Itau, S.A., Banco Banerj, S.A. and Bakti Technologies, Inc., addressed to the Representatives.

          (k) At the Execution Time, the Cisneros Group of Companies ("the Cisneros Group"), shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each current and former employee of the Cisneros Group receiving shares of Common Stock as a gift in connection with the Cisneros Group distribution of Common Stock, as described in the Registration Statement.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore, counsel for the Underwriters, at 825 Eighth Avenue, New York, New York, on the Closing Date.

          7.  Reimbursement of Underwriters' Expenses.  If the sale of the
              ----------------------------------------
Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, or because of any refusal, inability or failure on the part of the Company to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them solely and directly in connection with the proposed purchase and sale of the Securities.

          8.  Indemnification and Contribution.  (a)  The Company agrees to
              ---------------------------------
indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however,
                                                             --------  -------
that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgement that (w) the Company had previously furnished copies of the Prospectus to the Representatives, (x) delivery of the Prospectus was required by the Act to be made to such person,
(y) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Company agrees to indemnify and hold harmless Donaldson, Lufkin & Jenrette Securities Corporation, the directors, officers, employees and agents of Donaldson, Lufkin & Jenrette Securities Corporation and each person, if any, who controls Donaldson, Lufkin & Jenrette Securities Corporation within the meaning of either the Act or the Exchange Act, from and against any and all losses, claims, damages and liabilities to which they may become subject under any applicable laws or regulations of foreign jurisdictions where the Directed Shares have been offered or sold, the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), insofar as such losses, claims damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any supplement or prospectus wrapper material prepared by or with the consent of the Company for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of the securities which immediately following the Effective Date of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, provided that, the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of Donaldson, Lufkin & Jenrette Securities Corporation specifically for inclusion therein.

          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its officers who signs the Registration Statement, each of its directors and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity in paragraph (a) above from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity in paragraph (a) above. This indemnity will be in addition to any liability which any Underwriter may otherwise have. The Company and the Principal Stockholders acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the information related to underwriting commissions, concessions and reallowances; (iii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids; and
(iv) the last paragraph under the subheading, "Underwriting discount and commissions," relating to past investment banking and advisory services performed by the Representatives for the Principal Stockholders, in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

          (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification and contribution obligations provided in paragraphs (a), (b), (c) or (e) in this Section 8. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be
--------  -------
reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(b) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Donaldson, Lufkin & Jenrette Securities Corporation, the directors, officers, employees and agents of Donaldson, Lufkin & Jenrette Securities Corporation, and all persons, if any, who control Donaldson, Lufkin & Jenrette Securities Corporation within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program and all persons, if any, who control Donaldson, Lufkin & Jenrette Securities Corporation within the meaning of either the Act or the Exchange Act for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or
(c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities;

provided, however, that in no case shall any Underwriter (except as may be
--------  -------
provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, or if the indemnified party fails to give notice required by Section 8(d) hereof, which failure results in forfeiture by the indemnifying party of substantial rights and defenses, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

          9.  Default by an Underwriter.  If any one or more Underwriters shall
              --------------------------
fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining

Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the
                               --------  -------
aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10.  Termination.  This Agreement shall be subject to termination in
               ------------
the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive. The respective
               -------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters and the representations and warranties of the Principal Stockholders set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, Principal Stockholder or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12.  Notices.  All communications hereunder will be in writing and
               --------
effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; if sent to the Company, will be mailed, delivered or telefaxed to David Bruscino, General Counsel (fax no. (954) 233-1801) and confirmed to it at 6600 N. Andrews Avenue, Suite 500, Fort Lauderdale, FL 33309, Attention: David Bruscino, General Counsel; if sent to America Online, Inc., Tom Dabney, Vice President and Associate General Counsel (fax no. (703) 265-2208) and confirmed to it at 22000 AOL Way, Dulles, VA 20166-9323, Attention: Tom Dabney; or if sent to Riverview Media Corp., Joan Burton Jensen, General Counsel (fax no. (305) 443-8088) and confirmed to it at c/o Finser Corporation, 550 Biltmore Way, Coral Gables, FL 33134, Attention: Joan Burton Jensen, General Counsel.

          13.  Successors.  This Agreement will inure to the benefit of and be
               -----------
binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14.  Applicable Law.  This Agreement will be governed by and construed
               ---------------
in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15.  Counterparts.  This Agreement may be signed in one or more
               ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Headings.  The section headings used herein are for convenience
               ---------
only and shall not affect the construction hereof.

          17.  Definitions.  The terms which follow, when used in this
               ------------
Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Preliminary Prospectus" shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Principal Stockholders (for purposes of Sections 1.B., 6, 8(c) and 10 through 15) and the several Underwriters.



                                          Very truly yours,

                                          America Online Latin America, Inc.


                                          By:___________________________________
                                             Name:
                                             Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
Cazenove & Co.
Prudential Securities Incorporated

By:  Salomon Smith Barney Inc.

By:
  _______________________________
  Name:
  Title:

For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.


America Online, Inc.

By:
  _______________________________
  Name:
  Title:


Riverview Media Corp., on behalf of
The Cisneros Group of Companies

By:
  _______________________________
  Name:
  Title:

Each for purposes of Sections 1.B., 6, 8(c) and 10 through 15 of the foregoing agreement.

                                  SCHEDULE I
                                  ----------


                                                          Number of Underwritten
                                                             Securities to be
Underwriters                                                    Purchased
------------                                               -------------------

Salomon Smith Barney Inc. ...............................

Donaldson, Lufkin & Jenrette Securities Corporation......

Lehman Brothers Inc. ....................................

Cazenove & Co............................................

Prudential Securities Incorporated.......................




                                                           ___________

          Total..................
                                                           ===========

                                  SCHEDULE II


                             Foreign Jurisdictions
                             ---------------------

Argentina
Brazil
Chile
Colombia
Dominican Republic
England
Mexico
Venezuela

[Form of Lock-Up Agreement]                                          EXHIBIT A


           [Letterhead of officer, director or major shareholder of
                                 Corporation]



                      America Online Latin America, Inc.
                      ----------------------------------
                        Public Offering of Common Stock
                        -------------------------------


                                                                          , 2000

Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
Cazenove & Co.
Prudential Securities Incorporated
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between America Online Latin America, Inc., a Delaware corporation (the "Company"), and each of you as representatives [(the "Offering")] /1/ of a group of Underwriters named therein, relating to an underwritten public offering of Class A Common Stock, $.01 par value (the "Common Stock"), of the Company.


________________________

     /1/ Bracketed language to be included only in lock-up signed by participants in the Cisneros distribution.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned) directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock [(provided that such shares are acquired prior to or concurrent with the Offering)] /1/ [(provided that such shares are acquired by December 31, 2000 pursuant to the Regulation S Stock Subscription Agreement between the undersigned and the Company, dated July 19, 2000)] /2/, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.


          It is agreed and understood that nothing in this agreement shall prohibit the undersigned from (1) exercising any stock option granted as a direct or indirect result of any Company program, including but not limited to, any form of "cashless" exercise generally available for such grants, provided that the net resulting shares from such exercise are not sold during the period of this agreement; (2) transferring Company stock to the acquiring entity in the event the Company is consolidated with or acquired by another entity in a merger, tender offer or otherwise; [(3) convert capital stock of the Company or exercising warrants outstanding at the time of the Offering, provided that the net resulting shares from such conversion or exercise are not sold during the period of this agreement] /3/ (3) [(4)] using any Company stock or stock options as collateral for a loan; (4)[(5)] gifting any Company stock to family members or family trusts; (5)[(6)] transferring Company stock to any affiliates, as such term is defined in Rule 405 under the Securities Act of 1933; and (6)[(7)] transferring Company stock to a principal

______________
   /1/ Bracketed language to be included only in lock-up signed by participants in the Cisneros distribution.

   /2/ Bracketed language to be included only in lock-up signed by Bakti Technologies, Inc.

  /3/   Bracketed language to be included only in lock-ups signed by the
Principal Stockholders.

or strategic partner as described in Section 5.7 of the Stockholders' Agreement by and among the Company, America Online, Inc. and Riverview Media Corp., provided that in the case of transfers under clauses (3)[(4)] through (6)[(7)], such transferee executes this agreement or an agreement substantially similar in form.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.



                                        Yours very truly,

                                        [Signature of officer, director or major stockholder]

                                        [Name and address of officer, director
                                        or major stockholder]

                                    ANNEX A
                                    -------

                                                  ____________, 2000


Salomon Smith Barney Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers Inc.
Cazenove & Co.
Prudential Securities Incorporated
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

     This opinion is furnished to you pursuant to Section 6(b) of the Underwriting Agreement, dated ____________, 2000 (the "Underwriting Agreement") among America Online Latin America, Inc. (the "Company"), America Online, Inc., Riverview Media Corp. and the Underwriters named on Schedule I thereto (the "Underwriters") for whom Salomon Smith Barney Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers Inc., Cazenove & Co. and Prudential Securities Incorporated serve as representatives. The Underwriting Agreement relates to the sale by the Company to the Underwriters of _______ shares of the Company's Class A common stock, $.01 par value per share ( the "Common Stock"), including _____ shares of authorized and unissued Common Stock to be sold pursuant to the exercise of an over-allotment option granted by the Company to the Underwriters. Capitalized terms not defined herein shall have the respective meanings set forth in the Underwriting Agreement.


     We have acted as counsel for the Company in connection with the public offering (the "Offering") of ______ shares of the Common Stock (the "Shares"). In connection therewith and with the rendering of the opinions set forth below, we have examined, and relied upon the Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to date; such records of the meetings of shareholders and directors of the Company as we have deemed material; the Registration Statement together with the Exhibits thereto filed with the Securities and Exchange Commission (the "Commission") and all versions of the Registration Statement filed with the Commission prior to its effectiveness; the Prospectus; a Certificate of the Chief Financial Officer and Chief Executive Officer of the Company delivered to the Underwriters pursuant to
Section 6(d) of the Underwriting Agreement in connection with this opinion (the "Certificate"); and such other certificates, records and documents as we have deemed necessary for the purposes of this opinion.

Salomon Smith Barney Inc.
_______________, 2000
Page 2


     Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Company, we have relied, in the absence of our actual knowledge to the contrary, upon certificates, statements and representations of the Company made in or pursuant to the Underwriting Agreement and upon statements contained in the Registration Statement. We believe that both we and you are justified in relying upon such certificates, statements and representations.

     In our examination of the documents referred to above, we have assumed, without independently verifying such assumptions, the genuineness of all signatures, the authenticity of all documents furnished for our examination as originals, and the conformity to original documents of all documents furnished to us as copies, including documents transmitted by telecopier. In rendering the opinions set forth herein, we have assumed that all parties to the Underwriting Agreement, other than the Company, possess the requisite power and authority to enter into the Underwriting Agreement and the transactions contemplated thereby.

     Any reference to "our knowledge," "matters known to us," "matters coming to our attention" or words of similar import shall, except as otherwise specifically described herein, mean the conscious awareness of the existence or absence of any facts or other information by any lawyer in this firm who has participated directly in the specific transaction. Other than as set forth herein, we have not undertaken for purposes of this opinion letter any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company. Moreover, we have not searched any computerized or electronic databases or the dockets of any court, regulatory body or governmental agency or other filing office in any jurisdiction.

     Based upon the foregoing assumptions, limitations and qualifications, and subject to the penultimate paragraph of this letter, we are of the opinion that:

     (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in the State of Florida.

     (ii) the authorized equity capitalization and capital stock of the Company conforms, in all material respects, as to legal matters to the description thereof contained in the Prospectus;

     (iii) the shares of Common Stock outstanding prior to the issuance of the Securities have been duly authorized, are validly issued, fully paid and non-assessable,

     (iv) the Securities have been duly listed, admitted and authorized for trading on the Nasdaq National Market and, when issued and delivered in accordance with the terms of the Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares

Salomon Smith Barney Inc.
_______________, 2000
Page 3


will not be subject to any preemptive rights; and the certificates for the Securities are in valid and sufficient form

     (v) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

     (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement will not contravene any provision of applicable law or the Restated Certificate of Incorporation or Restated Bylaws of the Company or, to our knowledge, any agreement or other instrument binding upon the Company that is material to the Company, or, to our knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under the Agreement, except such as may be required by the securities or Blue Sky laws of the various states (with respect to which we express no opinions) in connection with the offer and sale of the Shares by the Underwriters;

     (vii) the statements in the Prospectus under the captions "Description of Capital Stock" and "Shares Eligible for Future Sale," in each case insofar as such statements constitute summaries of the legal matters or documents referred to therein, fairly present in all material respects the information called for with respect to such legal matters and documents and fairly summarize the matters referred to therein;

     (viii) to our knowledge, but without inquiring into the dockets of any court, commissions, regulatory body, administrative agency or other government body, there are no legal or governmental proceedings pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that are required to be disclosed in the Registration Statement or the Prospectus and are not adequately disclosed, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed as required;

     (ix) to our knowledge, no holder of securities of the Company has the right, which has not been satisfied or effectively waived, to have any Common Shares or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement to require registration under the Act of any shares of Common Stock or other securities of the Company;

     (x) a member of the Commission's staff has advised such counsel by telephone that the Commission's Division of Corporation Finance pursuant to authority delegated to it by the Commission, has entered an order declaring the Registration Statement effective under the Securities Act on ____________, 2000 (the "Effective Date") and we have no knowledge of any

Salomon Smith Barney Inc.
_______________, 2000
Page 4


stop order suspending its effectiveness being issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission;

     (xi) any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b);

     (xii) we have no knowledge about any contract, lease or other legal document to which the Company is a party or to which its property is subject that has caused us to conclude that such contract, lease or other document is required to be described in the Prospectus but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed;

     (xiii) the Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended; and

     (xiv) the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included therein as to which we express no opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

     We participated in the preparation by the Company of the Registration Statement and the Prospectus, including review and discussion of the contents thereof, with officers and other representatives of the Company, representatives of the independent public accountants for the Company and representatives of the Underwriters and their counsel, during which the contents of the Registration Statement and the Prospectus were discussed at length. There is no assurance, however, that all possible material facts as to the Company were disclosed at such conferences, and we cannot vouch for the accuracy or completeness of the statements contained in the Registration Statement or Prospectus, other than to the extent specifically set forth in Paragraphs (ii) and (vii) above. Notwithstanding the foregoing, nothing has come to our attention that has led us to believe that (except for financial statements and schedules and other financial and statistical data as to which we need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and nothing has come to our attention that has led us to believe that (except for financial statements and schedules and other financial and statistical data as to which we need not express any belief) the Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Salomon Smith Barney Inc.
_______________, 2000
Page 5


     Our opinions above are limited to the federal law of the United States of America and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other jurisdiction. The opinions expressed herein are based upon currently existing statutes, rules, regulations and judicial decisions and are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in the foregoing sources of law or subsequent developments in the law or changes in facts or circumstances which might affect any matters or opinions set forth herein. We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to other matters. Without limiting the generality of the preceding sentence, please note that no opinion is expressed herein with respect to the qualification of the Shares under the securities or Blue Sky laws of any state or foreign jurisdiction.

     This letter is furnished to you as representatives of the Underwriters in connection with the closing of the sale of the Shares pursuant to the Underwriting Agreement, is solely for the benefit of the several Underwriters and counsel to the Underwriters, and is not to be used, circulated, quoted, relied upon or otherwise referred to by any other person or for any other purpose except with our prior written consent.

                                    Very truly yours,



                                    MINTZ, LEVIN, COHN, FERRIS,
                                     GLOVSKY AND POPEO, P.C.